As filed with the Securities and Exchange Commission on July 19, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2004

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

Exhibit No.	Description
99.1	Press Release of DSP Group, Inc., dated July 19, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 19, 2004, DSP Group, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2004. A copy of this press release, dated July 19, 2004, is attached and filed herewith as Exhibit 99.1, and is incorporated herein by reference.

In addition to the disclosure of financial results for the second quarter of 2004 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also disclosed pro forma net income and diluted earnings per share (EPS) figures, which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The pro forma net income and diluted EPS figures disclosed in the press release for the second quarter of 2004 excluded a capital gain of 7,671,000 resulting from the sale of 801,000 shares of AudioCodes Ltd. and related taxes of $3,068,000, as well as a one-time goodwill impairment charge of $4,304,000 arising from the GAAP-required reevaluation of the remaining goodwill from the acquisition of VoicePump Inc. in March 2000.

The Company believes that this pro forma presentation of net income and diluted EPS is useful to investors in analyzing the results for the quarter ended June 30, 2004 because it excludes items that management does not consider meaningful for purposes of analyzing the Company’s operating results and budget-planning decisions. In addition, the Company has historically reported similar pro forma financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial reporting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: July 19, 2004	By:	/s/ Moshe Zelnik
Moshe Zelnik
Vice President, Finance,
Chief Financial Officer and Secretary

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